NEWS RELEASE
Cornerstone Building Brands Announces Second-Quarter 2020 Results
•Delivered earnings of 21 cents per diluted share, a 50 percent improvement over prior year
•Achieved fifth consecutive quarter of Adjusted EBITDA1 margin enhancement in all segments
•Backlog for residential exterior building products are at record levels from positive market momentum
•Reduced net debt by $44 million and increased liquidity with $483 million of cash and cash equivalents

CARY, NC, August 11, 2020 - Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), a leading provider of exterior building products, today reported second-quarter 2020 net sales of $1,084.9 million and net income of $26.5 million or 21 cents per diluted share. This compares with net sales of $1,295.5 million and net income of $17.3 million or 14 cents per diluted share in the same quarter last year. Adjusted for the March 2020 acquisition of Kleary Masonry, Inc. first-half 2020 pro forma net sales1 were $2,207.1 million, down 7.9 percent compared with pro forma net sales1 for first-half 2019. The decrease was driven by lower volumes as a result of the COVID-19 pandemic.
Adjusted EBITDA1 for the second quarter of 2020 was $159.1 million or 14.7 percent of net sales, an improvement of 130 basis points from the same pro forma period a year ago. The improvement was due to effective near-term expense management and structural cost reductions partially offset by the impacts from lower demand as a result of the COVID-19 pandemic. For the first-half 2020, pro forma Adjusted EBITDA1 was $257.2 million or 11.7 percent of pro forma net sales1, an improvement of 4 percent or 140 basis points from the same pro forma period a year ago.
"I am proud of the Cornerstone Building Brands team, which is made up of people from many backgrounds, each unique, and valued as part of our organization. As a result of their efforts, we continue to foster a safe work environment while delivering quality products to our customers every day,” said James S. Metcalf, Chairman and Chief Executive Officer.
“Our culture of continuous improvement delivered the fifth consecutive quarter of Adjusted EBITDA margin expansion in all segments. We generated positive cash flow and structurally reduced our operating cost structure during this unprecedented market environment,” Metcalf continued.
“At the same time, we're also pushing forward with our growth strategy that is centered around our differentiated and profitable products and services, securing our leadership position in exterior building products. While it remains unclear how long this pandemic and the related economic challenges will last, I believe in the resiliency of Cornerstone Building Brands and I remain confident that the actions we are taking will make us a stronger Company,” Metcalf concluded.
Segment Results Versus Prior Year
Following are the Company’s results by segment for the second quarter of 2020 and year to date. All segments delivered consecutive margin expansion over the prior year as a result of the quick and effective management of near-term expenses and acceleration of the Company's strategy to permanently improve its highly variable cost structure, despite the challenges in end-markets due to the COVID-19 pandemic.
•Windows segment net sales for the quarter were $428.3 million, a decrease of 15.8 percent, and operating income was $23.1 million, a decrease of 27.6 percent. Adjusted EBITDA1 was $60.6 million or 14.2 percent of net sales, an improvement of 140 basis points. On a year-to-date basis, Adjusted EBITDA margin1 improved 210 basis points, while net sales were 5.8 percent lower.

(1)Adjusted financial metrics used in this release are non-GAAP measures and refer to the results for 2020 and 2019. Pro forma financial metrics used in this release for results in 2020 and 2019 are also non-GAAP measures and adjust for other items affecting comparability. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables.
(2)Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the forecasted range for the third quarter of 2020 is not included in this release. See "Non-GAAP Financial Measures" below.

•Siding segment net sales for the quarter were $285.2 million, a decrease of 10.4 percent, and operating income was $30.6 million, an increase of 18.1 percent. Adjusted EBITDA1 was $63.3 million or 22.2 percent of net sales, an improvement of 170 basis points. On a year-to-date basis, Adjusted EBITDA margin1 improved 220 basis points, while net sales were 4.6 percent lower.
•Commercial segment net sales for the quarter were $371.4 million, a decrease of 22.7 percent, and operating income was $36.7 million, a decrease of 37.7 percent. Adjusted EBITDA1 was $56.5 million or 15.2 percent of net sales, an improvement of 10 basis points. On a year-to-date basis, Adjusted EBITDA1 margin improved 30 basis points, while net sales were 12.1 percent lower.

COVID-19 Response and Update
The health and safety of our employees, customers, and communities are our number one priority. We remain flexible and adjust our cost structure as we navigate the uncertainties created by the pandemic. Across all businesses, our teams are in constant communication with customers, along with suppliers and government officials, to maintain business continuity without disruption. The Company operates as an “essential” business, delivering quality products to our customers. We believe Cornerstone Building Brands’ broad and diverse product mix, extensive operating footprint, and resilient business model positions us well to continue to navigate the uncertainty in the current environment and emerge stronger than before.
Balance Sheet and Liquidity
In the second quarter of 2020, the Company generated strong cash flow from operations of $69.1 million compared with $18.8 million for the same period last year, a cash generation improvement of $50.3 million. Capital expenditures were $20.0 million, as the Company remains committed to investing in innovative product offerings and process automation that are expected to generate profitable growth in the future. During the second quarter, we commissioned an automated glass line at the Toledo, Ohio Window’s facility, that doubled operating capacity and improved productivity by 50 percent.
Free cash flow was $49.1 million during the second quarter of 2020 compared with free cash flow usage of $11.2 million during the second quarter of 2019. The improvement was driven by net cash tax benefits from the CARES Act and other COVID-19 related government stimulus programs as well as effective working capital management.
The Company ended the quarter with approximately $483.5 million of unrestricted cash on hand and $145.8 million of excess availability on its asset-based revolving credit facility. Additionally, the net debt leverage ratio1 improved to 5.3x at the end of the second quarter of 2020 compared with 6.1x for the same period last year. We believe our liquidity is sufficient to weather the economic uncertainty related to the ongoing impact of the COVID-19 pandemic while providing the Company flexibility needed to continue executing our growth strategy.
Outlook
Third-Quarter 2020 Guidance
•Expect net sales to be between $1,160 million and $1,240 million
◦Positive residential end-market momentum
◦Backlog at historic levels in Windows and Siding segments
◦Stable non-residential end-markets
•Anticipate gross profit to be between $275 million and $300 million.
•Expect Adjusted EBITDA2 to be between $170 million and $195 million
◦Lower cost structure from run rate of achieved and continued execution of cost savings

Additional Fiscal Year 2020 Guidance
◦2020 capital spending is projected to be approximately $85 million.
◦Cash interest expense is expected to be approximately $200 million.
◦Cash tax benefit of approximately $10 million.
◦Benefits from targeted primary working capital improvements are expected to generate approximately $50 million of cash.
◦Cash restructuring costs are expected to be approximately $35 million to achieve between $80 and $100 million of structural savings.
(1)Adjusted financial metrics used in this release are non-GAAP measures and refer to the results for 2020 and 2019. Pro forma financial metrics used in this release for results in 2020 and 2019 are also non-GAAP measures and adjust for other items affecting comparability. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables.
(2)Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the forecasted range for the third quarter of 2020 is not included in this release. See "Non-GAAP Financial Measures" below.

Conference Call Information
The Company will host a conference call at 9:00 a.m. EDT on Wednesday, August 12 to discuss its financial performance with investors and securities analysts. The financial results and supplemental information will be available online at investors.cornerstonebuildingbrands.com.
To register, please use this link http://www.directeventreg.com/registration/event/8147407. After registering, an email confirmation will be sent providing dial-in details and a unique code for entry. Registration is open throughout the live call, however, to ensure you are connected for the entirety, please register a day in advance or at least 10 minutes before the start of the call. Additional call participation options are as follows:

By Webcast: Cornerstone Building Brands 2Q20 Earnings Call
Date:   Wednesday, August 12, 2020
Time:   9:00 a.m. Eastern Daylight Time
Access link:  Visit the Events & Presentations section of the Investors Page at investors.cornerstonebuildingbrands.com or access directly at https://event.on24.com/wcc/r/2403452/DFF10E9EA779D4793B94879DCAA90D0E

Replay dial-in will be available through August 26, 2020
Dial-in number:  855-859-2056
Replay code:  8147407

About Cornerstone Building Brands
Cornerstone Building Brands is a leading manufacturer of exterior building products in North America. Headquartered in Cary, North Carolina, the Company serves residential and commercial customers across new construction and the repair & remodel markets. As the #1 manufacturer of windows, vinyl siding, insulated metal panels, metal roofing and wall systems and metal accessories, Cornerstone Building Brands combines a comprehensive portfolio of products with an expansive national footprint that includes approximately 20,000 employees at manufacturing, distribution and office locations throughout North America. For more information, visit us at www.cornerstonebuildingbrands.com.

Investor Relations
Tina Beskid
1-866-419-0042
info@investors.cornerstonebuildingbrands.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and expectations for residential and non-residential end markets and our financial outlook and guidance, including our third quarter 2020 forecasted net sales, gross profit and Adjusted EBITDA, and our fiscal year 2020 forecasted capital spending, cash interest expense, cash tax expense, benefits from primary working capital, cash restructuring costs and other consolidated financial performance guidance. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit; volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets; the outbreak of a health epidemic or pandemic, including the coronavirus disease 2019 (“COVID-19”) pandemic; precautions taken due to the recent COVID-19 pandemic that could harm our business; impairment of goodwill and/or intangible assets; our ability to successfully develop new products or improve existing products; the effects of manufacturing or assembly realignments; seasonality of the business and other external factors beyond our control; commodity price volatility and/or limited availability of raw materials, including steel, PVC resin, glass and aluminum; our ability to identify and develop relationships with a sufficient number of qualified suppliers and to avoid a significant interruption in our supply chains; retention and replacement of key personnel; enforcement and obsolescence of our intellectual property rights; costs related to compliance with, violations of or liabilities under environmental, health and safety laws; changes in building codes and standards; competitive activity and pricing pressure in our industry; our ability to make strategic acquisitions accretive to earnings; our ability to carry out our restructuring plans and to fully realize the expected cost savings; global climate change, including legal, regulatory or market responses thereto; breaches of our information system security measures; damage to our computer infrastructure and software systems; necessary maintenance or replacements to our enterprise resource planning technologies; potential personal injury, property damage or product liability claims or other types of litigation; compliance with certain laws related to our international business operations; increases in labor costs, potential labor disputes, union organizing activity and work stoppages at our facilities or the facilities of our suppliers; significant changes in factors and assumptions used to measure certain of our defined benefit plan obligations and the effect of actual investment returns on pension assets; the cost and difficulty associated with integrating and combining acquired businesses; volatility of the Company’s stock price; substantial governance and other rights held by the Investors; the effect on our common stock price caused by transactions engaged in by the Investors, our directors or executives; our substantial indebtedness and our ability to incur substantially more indebtedness; limitations that our debt agreements place on our ability to engage in certain business and financial transactions; our ability to obtain financing on acceptable terms; downgrades of our credit ratings; and the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarterly period ended April 4, 2020 and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA for the third quarter of 2020 is not included in this presentation due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Net sales	$1,084,936	$1,295,457	$2,198,747	$2,360,289
Cost of sales	830,205	990,794	1,713,129	1,869,709
Gross profit	254,731	304,663	485,618	490,580
	23.5%	23.5%	22.1%	20.8%

Selling, general and administrative expenses	134,371	158,028	299,325	312,334
Intangible asset amortization	45,240	46,511	90,101	87,974
Restructuring and impairment charges, net	15,411	7,107	29,246	10,538
Strategic development and acquisition related costs	784	12,086	5,641	26,168
Goodwill impairment	—	—	503,171	—
Income (loss) from operations	58,925	80,931	(441,866)	53,566
Interest income	341	121	679	336
Interest expense	(52,384)	(58,299)	(107,219)	(116,585)
Foreign exchange gain (loss)	2,025	523	(2,112)	1,700
Other income (expense), net	660	(397)	(2)	(52)
Income (loss) before income taxes	9,567	22,879	(550,520)	(61,035)
Provision (benefit) for income taxes	(17,332)	5,346	(35,346)	(18,551)
	(181.2)%	23.4%	6.4%	30.4%

Net income (loss)	26,899	17,533	(515,174)	(42,484)
Net income allocated to participating securities	(442)	(270)	—	—
Net income (loss) applicable to common shares	$26,457	$17,263	$(515,174)	$(42,484)

Income (loss) per common share:
Basic	$0.21	$0.14	$(4.09)	$(0.34)
Diluted	$0.21	$0.14	$(4.09)	$(0.34)

Weighted average number of common shares outstanding:
Basic	125,754	125,516	125,927	125,510
Diluted	125,755	125,516	125,927	125,510

Increase (decrease) in sales	(16.3)%	183.4%	(6.8)%	168.7%

Selling, general and administrative expenses percentage of net sales	12.4%	12.2%	13.6%	13.2%

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 4, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$483,497	$98,386
Restricted cash	6,223	3,921
Accounts receivable, net	522,612	491,740
Inventories, net	402,994	439,194
Income taxes receivable	36,741	48,466
Investments in debt and equity securities, at market	3,531	3,776
Prepaid expenses and other	67,933	78,516
Assets held for sale	2,646	1,750
Total current assets	1,526,177	1,165,749

Property, plant and equipment, net	644,284	652,841
Lease right-of-use assets	300,849	316,155
Goodwill	1,187,788	1,669,594
Intangible assets, net	1,665,591	1,740,700
Deferred income taxes	1,272	7,510
Other assets, net	11,884	11,797
Total assets	$5,337,845	$5,564,346

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,600	$25,600
Accounts payable	198,936	205,629
Accrued compensation and benefits	54,590	92,130
Accrued interest	20,126	19,070
Accrued income taxes	501	—
Current portion of lease liabilities	71,294	72,428
Other accrued expenses	222,425	233,687
Total current liabilities	593,472	648,544

Long-term debt	3,578,341	3,156,924
Deferred income taxes	221,078	291,987
Long-term lease liabilities	226,371	243,780
Other long-term liabilities	340,371	287,793
Total long-term liabilities	4,366,161	3,980,484

Common stock	1,252	1,261
Additional paid-in capital	1,249,852	1,248,787
Accumulated deficit	(797,081)	(281,229)
Accumulated other comprehensive loss, net	(75,300)	(32,398)
Treasury stock, at cost	(511)	(1,103)
Total stockholders’ equity	378,212	935,318

Total liabilities and stockholders’ equity	$5,337,845	$5,564,346

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 4, 2020	June 29, 2019
Cash flows from operating activities:
Net loss	$(515,174)	$(42,484)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	140,480	127,476
Non-cash interest expense	4,593	3,954
Share-based compensation expense	8,543	7,479
Non-cash fair value premium on purchased inventory	—	16,249
Goodwill impairment	503,171	—
Asset impairment	3,490	—
Loss (gain) on asset sales, net	169	(277)
Provision for doubtful accounts	252	(205)
Deferred income taxes	(48,190)	(48,515)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(24,844)	(133,820)
Inventories	36,872	29,430
Income taxes	12,226	2,245
Prepaid expenses and other	9,782	(706)
Accounts payable	(7,818)	15,079
Accrued expenses	(53,834)	(2,952)
Other, net	(2,756)	(2,867)
Net cash provided by (used in) operating activities	66,962	(29,914)
Cash flows from investing activities:
Acquisitions, net of cash acquired	(41,841)	(179,184)
Capital expenditures	(47,609)	(57,220)
Proceeds from sale of property, plant and equipment	114	873
Net cash used in investing activities	(89,336)	(235,531)
Cash flows from financing activities:
Proceeds from ABL facility	345,000	270,000
Payments on ABL facility	(30,000)	(50,000)
Proceeds from cash flow revolver	115,000	—
Payments on term loan	(12,810)	(12,810)
Payments related to tax withholding for share-based compensation	(467)	(167)
Purchases of treasury stock	(6,428)	—
Net cash provided by financing activities	410,295	207,023
Effect of exchange rate changes on cash and cash equivalents	(508)	2,300
Net increase (decrease) in cash, cash equivalents and restricted cash	387,413	(56,122)
Cash, cash equivalents and restricted cash at beginning of period	102,307	147,607
Cash, cash equivalents and restricted cash at end of period	$489,720	$91,485

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND
NET INCOME (LOSS) COMPARISON
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Net income (loss) per diluted common share, GAAP basis	$0.21	$0.14	$(4.09)	$(0.34)
Restructuring and impairment charges, net	0.12	0.06	0.23	0.08
Strategic development and acquisition related costs	0.01	0.10	0.04	0.21
Non cash loss (gain) on foreign currency transactions	(0.02)	—	0.02	(0.01)
Non cash charge of purchase price allocated to inventories	—	—	—	0.13
Goodwill impairment	—	—	4.00	—
Customer inventory buybacks	—	—	—	—
COVID-19(3)	0.05	—	0.06	—
Other, net	—	0.01	0.01	0.02
Tax effect of applicable non-GAAP adjustments(1)	(0.04)	(0.04)	(1.14)	(0.11)
Adjusted net income (loss) per diluted common share(2)	$0.34	$0.26	$(0.86)	$(0.02)

	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Net income (loss) applicable to common shares, GAAP basis	$26,457	$17,263	$(515,174)	$(42,484)
Restructuring and impairment charges, net	15,411	7,107	29,403	10,538
Strategic development and acquisition related costs	784	12,086	5,641	26,168
Non cash loss (gain) on foreign currency transactions	(2,025)	(523)	2,112	(1,700)
Non cash charge of purchase price allocated to inventories	—	—	—	16,249
Goodwill impairment	—	—	503,171	—
Customer inventory buybacks	193	175	313	417
COVID-19(3)	6,805	—	8,035	—
Other, net	474	1,357	1,612	2,081
Tax effect of applicable non-GAAP adjustments(1)	(5,627)	(5,396)	(143,075)	(14,357)
Adjusted net income (loss) applicable to common shares(2)	$42,914	$32,069	$(107,962)	$(3,088)

(1)The Company calculated the tax effect of non-GAAP adjustments by applying the applicable federal and state statutory tax rate for the period to each applicable non-GAAP item.
(2)The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statements of operations.
(3)Costs included within the COVID-19 line item for the three and six months ended July 4, 2020 include incremental labor costs due to quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees, among other costs.
Certain amounts in this release have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be the arithmetic aggregation of the individual amounts that comprise or precede them.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Consolidated

	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Operating income (loss), GAAP	$58,925	$80,931	$(441,866)	$53,566
Restructuring and impairment charges, net	15,411	7,107	29,403	10,538
Strategic development and acquisition related costs	784	12,086	5,641	26,168
Non cash charge of purchase price allocated to inventories	—	—	—	16,249
Goodwill impairment	—	—	503,171	—
Customer inventory buybacks	193	175	313	417
COVID-19	6,805	—	8,035	—
Other, net	474	1,357	1,612	2,081
Adjusted operating income	82,592	101,656	106,309	109,019

Other income (expense), net	660	(397)	(2)	(52)
Depreciation and amortization	70,711	67,529	140,480	127,476
Share-based compensation expense	5,156	3,474	8,543	7,479
Adjusted EBITDA	159,119	172,262	255,330	243,922

Impact of Environmental Stoneworks and Kleary acquisitions(1)	—	2,676	1,869	3,157
Pro Forma Adjusted EBITDA	$159,119	$174,938	$257,199	$247,079

(1)Reflects the Adjusted EBITDA of Environmental Stoneworks for the period January 1, 2019 to the acquisition date of February 20, 2019 and Kleary Masonry, Inc. for the periods January 1, 2019 to June 29, 2019 and January 1, 2020 to March 1, 2020.

Windows

	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Net Sales	$428,275	$508,647	$876,725	$930,241

Operating income (loss), GAAP	$23,101	$31,912	$(290,089)	$27,593
Restructuring and impairment charges, net	4,184	900	5,650	1,021
Strategic development and acquisition related costs	—	8,052	16	12,061
Goodwill impairment	—	—	320,990	—
COVID-19	3,964	—	4,892	—
Other, net	(785)	(424)	—	(40)
Adjusted operating income	30,464	40,440	41,459	40,635

Other income (expense), net	—	(411)	—	(738)
Depreciation and amortization	30,182	24,848	60,035	48,825
Adjusted EBITDA	$60,646	$64,877	$101,494	$88,722
Adjusted EBITDA as a % of Net Sales	14.2%	12.8%	11.6%	9.5%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Siding

	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Net Sales	$285,249	$306,525	$526,292	$524,802
Pro Forma Net Sales	285,249	318,255	534,650	560,441

Operating income (loss), GAAP	$30,638	$25,937	$(138,229)	$14,283
Restructuring and impairment charges, net	2,524	5,544	3,615	5,631
Strategic development and acquisition related costs	955	—	976	—
Non cash charge of purchase price allocated to inventories	—	—	—	16,249
Goodwill impairment	—	—	176,774	—
Customer inventory buybacks	193	175	313	417
COVID-19	43	—	43	—
Other, net	412	1,202	—	1,435
Adjusted operating income	34,765	32,858	43,492	38,015

Other income (expense), net	(6)	(750)	(6)	(1,016)
Depreciation and amortization	28,514	30,415	56,521	54,765
Adjusted EBITDA	63,273	62,523	100,007	91,764

Impact of Environmental Stoneworks and Kleary acquisitions(1)	—	2,676	1,869	3,157
Pro Forma Adjusted EBITDA	$63,273	$65,199	$101,876	$94,921
Pro Forma Adjusted EBITDA as a % of Pro Forma Net Sales	22.2%	20.5%	19.1%	16.9%

(1)Reflects the Adjusted EBITDA of Environmental Stoneworks for the period January 1, 2019 to the acquisition date of February 20, 2019 and Kleary Masonry, Inc. for the periods January 1, 2019 to June 29, 2019 and January 1, 2020 to March 1, 2020.

Commercial

	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Net Sales	$371,412	$480,285	$795,730	$905,246

Operating income, GAAP	$36,664	$58,809	$53,505	$83,119
Restructuring and impairment charges, net	7,364	132	19,069	1,165
Strategic development and acquisition related costs	(149)	733	(254)	6,255
Goodwill impairment	—	—	5,407	—
COVID-19	1,220	—	1,522	—
Other, net	289	1,082	1,100	1,082
Adjusted operating income	45,388	60,756	80,349	91,621

Other income (expense), net	123	213	237	708
Depreciation and amortization	11,020	11,399	21,921	22,174
Adjusted EBITDA	$56,531	$72,368	$102,507	$114,503
Net Sales as a % of Adjusted EBITDA	15.2%	15.1%	12.9%	12.6%

CORNERSTONE BUILDING BRANDS, INC.
BUSINESS SEGMENTS
(In thousands)
(Unaudited)

	Three Months Ended
	July 4, 2020		June 29, 2019
		% of Net Sales		% of Net Sales	% Change
Net Sales
Windows	$428,275	39.5%	$508,647	39.2%	(15.8)%
Siding	285,249	26.3%	306,525	23.7%	(6.9)%
Commercial	371,412	34.2%	480,285	37.1%	(22.7)%
Total net sales	$1,084,936	100.0%	$1,295,457	100.0%	(16.3)%

Gross Profit
Windows	$84,363	19.7%	$98,187	19.3%	(14.1)%
Siding	78,137	27.4%	85,042	27.7%	(8.1)%
Commercial	92,231	24.8%	121,434	25.3%	(24.0)%
Total gross profit	$254,731	23.5%	$304,663	23.5%	(16.4)%

Operating Income (Loss)
Windows	$23,101	5.4%	$31,912	6.3%	(27.6)%
Siding	30,638	10.7%	25,937	8.5%	18.1%
Commercial	36,664	9.9%	58,809	12.2%	(37.7)%
Corporate	(31,478)	—	(35,727)	—%	(11.9)%
Total operating income	$58,925	5.4%	$80,931	6.2%	(27.2)%

	Six Months Ended
	July 4, 2020		June 29, 2019
		% of Net Sales		% of Net Sales	% Change
Net Sales
Windows	$876,725	39.9%	$930,241	39.4%	(5.8)%
Siding	526,292	23.9%	524,802	22.2%	0.3%
Commercial	795,730	36.2%	905,246	38.4%	(12.1)%
Total net sales	$2,198,747	100.0%	$2,360,289	100.0%	(6.8)%

Gross Profit
Windows	$158,364	18.1%	$160,527	17.3%	(1.3)%
Siding	137,179	26.1%	118,218	22.5%	16.0%
Commercial	190,075	23.9%	211,835	23.4%	(10.3)%
Total gross profit	$485,618	22.1%	$490,580	20.8%	(1.0)%

Operating Income (Loss)
Windows	$(290,089)	(33.1)%	$27,593	3.0%	(1,151.3)%
Siding	(138,229)	(26.3)%	14,283	2.7%	(1,067.8)%
Commercial	53,505	6.7%	83,119	9.2%	(35.6)%
Corporate	(67,053)	—	(71,429)	—%	(6.1)%
Total operating income (loss)	$(441,866)	(20.1)%	$53,566	2.3%	(924.9)%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF PRO FORMA SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Reported	Acquisitions (1)	Pro Forma
Three months ended June 29, 2019

Net Sales
Windows	$508,647	$—	$508,647
Siding	306,525	11,730	318,255
Commercial	480,285	—	480,285
Total Net Sales	$1,295,457	$11,730	$1,307,187

Gross Profit				% of Net Sales
Windows	$98,187	$—	$98,187	19.3%
Siding	85,042	3,569	88,611	27.8%
Commercial	121,434	—	121,434	25.3%
Total Gross Profit	$304,663	$3,569	$308,232	23.6%

	Reported	Acquisitions	Pro Forma
Three months ended July 4, 2020

Net Sales
Windows	$428,275	$—	$428,275
Siding	285,249	—	285,249
Commercial	371,412	—	371,412
Total Net Sales	$1,084,936	$—	$1,084,936

Gross Profit				% of Net Sales
Windows	$84,363	$—	$84,363	19.7%
Siding	78,137	—	78,137	27.4%
Commercial	92,231	—	92,231	24.8%
Total Gross Profit	$254,731	$—	$254,731	23.5%

(1)Acquisitions reflect the estimated impact for Kleary Masonry, Inc.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF PRO FORMA SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Reported	Acquisitions (1)(2)	Pro Forma
Six months ended June 29, 2019

Net Sales
Windows	$930,241	$—	$930,241
Siding	524,802	35,639	560,441
Commercial	905,246	—	905,246
Total Net Sales	$2,360,289	$35,639	$2,395,928

Gross Profit				% of Net Sales
Windows	$160,527	$—	$160,527	17.3%
Siding	118,218	24,439	142,657	25.5%
Commercial	211,835	—	211,835	23.4%
Total Gross Profit	$490,580	$24,439	$515,019	21.5%

	Reported	Acquisitions (1)	Pro Forma
Six months ended July 04, 2020

Net Sales
Windows	$876,725	$—	$876,725
Siding	526,292	8,358	534,650
Commercial	795,730	—	795,730
Total Net Sales	$2,198,747	$8,358	$2,207,105

Gross Profit				% of Net Sales
Windows	$158,364	$—	$158,364	18.1%
Siding	137,179	2,300	139,479	26.1%
Commercial	190,075	—	190,075	23.9%
Total Gross Profit	$485,618	$2,300	$487,918	22.1%

(1)Acquisitions reflect the estimated impact for Environmental Stoneworks and Kleary Masonry, Inc.
(2)Gross margin adjustment for the non-cash inventory fair value step-up of $16.2 million associated with the Ply Gem merger and Environmental Stoneworks acquisition.